Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Raymond A. Link	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9435	Tel: (503) 203-8808
Fax: (503) 615-8904	Fax: (503) 203-6833
Email: rlink@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES RESULTS
FOR THE QUARTER ENDED MARCH 31, 2003

Hillsboro, Oregon – April 24, 2003 - TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today reported its financial results for the quarter ended March 31, 2003.

Highlights for the Quarter Ended March 31, 2003:

•        Book-to-bill ratio of 1.08 to 1 for the quarter.

•        First production order for CDMA power amplifier module for China.

•        Began volume shipments of foundry wafers for 802.11g wireless LAN applications

•        First production order for SiGe-based CDMA receiver from a major Korean wireless phone manufacturer.

•        Shipped first quad band GSM front-end module to top tier wireless phone manufacturer.

•        Completed the acquisition of the Agere optoelectronics business on January 2, 2003.

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Summary Financial Results for the Quarter:

•                       Revenue in the quarter was $71.7 million, in line with previous guidance and up 15% compared to the first quarter of 2002. Revenue was down 1.5% as expected, compared to the fourth quarter of 2002.  The sequential quarter decline was due to normal seasonal slow-down in demand for sales of products for wireless phones and continued weakness in products for network infrastructure. The revenue for the quarter ended March 31, 2003, includes $8.3 million from the recently acquired optoelectronics business.

•                       The net loss for the quarter of $16.5 million was equal to a loss of $0.12 per share and included a loss of $13.1 million from the recently acquired optoelectronics business. The consolidated net loss was less than the projected loss for the quarter due to lower than planned operating expenses.

•                       Gross margin of 22.2% is in line with the previous guidance.

•                       Cash, short-term investments, and long-term marketable securities totaled $417.5 million at March 31, 2003. All of these investments are high quality corporate and government securities such as commercial paper, money market funds, notes and short-term bonds.

Commenting on the results for the quarter ended March 31, 2003, Ralph Quinsey, President and CEO, stated, “We have completed a solid quarter of execution to our milestones in Q1 2003. Our wireless handset module effort is now producing revenue. We have launched a family of GSM module products. We continue to gain share with our filter products. Our Optoelectronics equipment consolidation effort is largely behind us and we are gaining share in the growing 802.11 market. These are the results we were looking for in the first quarter.”

Acquisition of Optoelectronics Business from Agere Systems:

On January 2, 2003, TriQuint completed the acquisition of a portion of the optoelectronics business from Agere Systems for $40 million in cash. The purchase included the products, technology and some facilities related to Agere’s optoelectronics business, which includes active and passive components, amplifiers, transceivers, and transponders.

As part of the transaction, approximately 340 Agere employees joined TriQuint including approximately 215 in Pennsylvania and approximately 125 in Matamoros, Mexico.

Outlook for the Second Quarter and the Balance of 2003:

The Company is forecasting revenue for the quarter ending June 30, 2003, to be flat to up 5% compared to the quarter ended March 31, 2003.  The gross margin is expected to improve from 22% in first quarter of 2003 to a range of 24% and 27% due to lower transition service costs associated with the optoelectronics business acquisition.  Operating expenses for the second quarter of 2003 are expected to be similar to first quarter of 2003. The Company expects to post a loss per share of $0.09 to $0.12 on a consolidated basis in the second quarter of 2003.

For the full year 2003, the Company is forecasting revenue to be between $320 million and $340 million, a gross margin between 28% and 32%, and a loss per share of between $0.20 and $0.26.

A summary table of financial guidance for 2003 is available in the “Investors” section of the Company’s web site.

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Conference Call:

TriQuint will host a conference call this afternoon at 2:30 PM PDT to discuss the results for the quarter as well as future expectations of the Company. The call can be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.tqs.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (303) 590-3000, passcode 533918#.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance products for communications applications. The company focuses on the specialized expertise, materials and know-how for RF/IF and optical applications.  The company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless phones, base stations, optical networks, broadband and microwave equipment, and aerospace and defense. TriQuint provides customers with standard and custom product solutions as well as foundry services. Products are based on advanced process technologies including gallium arsenide, indium phosphide, silicon germanium, and surface acoustic wave (SAW). TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, Pennsylvania and Florida, production plants in Costa Rica and Mexico, and design centers in New England, Germany and Taiwan. All manufacturing and production facilities are certified to the ISO9001 international quality standard.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at (503) 615-9000 (fax (503) 615-8900).  Visit the TriQuint web site at http://www.tqs.com.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of the Company’s anticipated revenue, operating results and projected earnings per share involve risks and uncertainties. A number of factors affect TriQuint’s operating results and could cause the Company’s actual future results to differ materially from any results indicated in this press release or in any other forward-looking statements made by, or on behalf of TriQuint, including those related to its respective markets, the demand for components for applications such as optical networks and wireless communications, the demand for products utilizing SAW technology, and performance and utilization of its manufacturing facilities. TriQuint cannot provide any assurance that future results will meet expectations.  Results could differ materially based on various factors, including the Company’s performance and market conditions. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can also be accessed at the SEC web site, www.sec.gov.

The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing such words as “anticipates,” “believes,” “estimates,”  “expects,” “hopeful,” “intends,” “plans,”  “projects,” or similar terms are considered to contain uncertainty and are forward-looking statements.  A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties. We do not assume the obligation to update any forward-looking statements.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Quarters Ended
	March 31, 2003	December 31, 2002	March 31, 2002

Revenues	$71,655	$72,710	$62,351
Cost of sales	55,732	46,096	41,294
Gross profit	15,923	26,614	21,057
Operating expenses:
Research, development and engineering	17,360	16,439	13,240
Selling, general and administrative	13,161	11,593	10,687
In-process research and development	500	—	—
Impairment of long lived assets and goodwill	—	88,911	—
Total operating expenses	31,021	116,943	23,927
Income (loss) from operations	(15,098)	(90,329)	(2,870)
Interest income (expense) and other	(1,297)	(460)	134
Impairment of investments	—	(15,678)	—
Other income (expense), net	(1,297)	(16,138)	134
Loss before income tax	(16,395)	(106,467)	(2,736)
Income tax expense (benefit)	120	43,113	(547)
Net loss	$(16,515)	$(149,580)	$(2,189)

Per share data:
Per share net loss:
Basic and diluted	$(0.12)	$(1.13)	$(0.02)

Weighted-average common shares	133,187,766	132,732,952	131,279,861

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Current assets:
Cash, cash equivalents and investments	$318,606	$335,913
Accounts receivable, net	37,497	34,977
Inventories, net	54,967	36,283
Other current assets	19,132	9,621
Total current assets	430,202	416,794
Long-term investments in marketable securities	98,884	131,127
Property, plant and equipment, net	191,490	153,887
Participation in Richardson facility financing	88,092	88,092
Restricted long-term investments	17,408	17,408
Other noncurrent assets, net	35,377	33,358
Total assets	$861,453	$840,666

Liabilities and Stockholders’ Equity
Current liabilities:
Current installment of long-term debt	$220	$341
Accounts payable and accrued expenses	75,905	39,348
Total current liabilities	76,125	39,689
Deferred tax liabilities	6,572	6,550
Long-term liabilities, less current installments	269,793	268,755
Total liabilities	352,490	314,994

Stockholders’ equity	508,963	525,672

Total liabilities and stockholders’ equity	$861,453	$840,666

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarters Ended
	March 31, 2003	December 31, 2002	March 31, 2002

Revenues	100.0%	100.0%	100.0%
Cost of sales	77.8%	63.4%	66.2%
Gross profit	22.2%	36.6%	33.8%
Operating expenses:
Research, development and engineering	24.2%	22.6%	21.2%
Selling, general and administrative	18.4%	15.9%	17.2%
In-process research and development	0.7%	0.0%	0.0%
Impairment of long lived assets and goodwill	0.0%	122.3%	0.0%
Total operating expenses	43.3%	160.8%	38.4%
Income (loss) from operations	-21.1%	-124.2%	-4.6%
Interest income (expense) and other	-1.8%	-0.6%	0.2%
Impairment of investments	0.0%	-21.6%	0.0%
Other income (expense), net	-1.8%	-22.2%	0.2%
Loss before income tax	-22.9%	-146.4%	-4.4%
Income tax expense (benefit)	0.2%	59.3%	-0.9%
Net loss	-23.1%	-205.7%	-3.5%

SUPPLEMENTAL PRO-FORMA DISCLOSURES*

Reconciliation of GAAP to Pro-Forma Earnings Statement

(Unaudited)

(In thousands, expect per share amounts)

	Quarters Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Net loss as reported, (GAAP)	$(16,515)	$(149,580)	$(2,189)
Adjustments to net loss:
plus impairment of long-lived assets	—	48,984	—
plus impairment of goodwill and certain intangible assets	—	39,927	—
plus in-process research and development	500	—	—
plus write off of certain equity investments	—	15,678	—
plus valuation allowance on deferred tax assets	—	43,037	—
Subtotal adjustments	500	147,626	—
Tax expense (benefit) on adjustments computed at the effective tax rate for the period	—	—	—
Pro-forma net income (loss)	$(16,015)	$(1,954)	$(2,189)

Pro-forma EPS
Basic and diluted	$(0.12)	$(0.01)	$(0.02)

EPS as reported based on GAAP
Basic and diluted	$(0.12)	$(1.13)	$(0.02)

* To supplement our consolidated financial statements presented in accordance with GAAP, TriQuint uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from our GAAP results to exclude certain non-cash charges.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  We believe the non-GAAP results provide useful information to both management and investors by excluding certain charges that we believe are  not indicative of our core operating results.  These non-GAAP measures are included to provide investors and management with an alternative method for assessing TriQuint’s operating results in a manner that is focused on the performance of TriQuint’s ongoing operations and to provide a more consistent basis for comparison between quarters.  Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.